UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

Magnolia Lane Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-54379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Grove Street Topsfield, Massachusetts	01983
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 887-5981

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our merchants and subscribers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the business of Palmerston Stock Agency, Inc.

Item 1.01. Entry into a Material Definitive Agreement

On December 23, 2013, a shareholder of ours, Magnolia Lane Financial, entered into three separate LLC Membership Interest Purchase and Sale Agreements for the acquisition of two limited liability companies, Grove Realty Partners, LLC and Walker Partners, LLC (the “Acquisition Agreements”). Pursuant to the Acquisition Agreements, Magnolia Lane Financial acquired 100% of the equity interests in Grove Realty Partners, LLC and Walker Partners, LLC. As consideration for the acquisition, Magnolia Lane Financial transferred 134,574 shares of our Common Stock to WS Advantage and Phalanx Wealth Management (the “Consideration Shares”). For purposes of the Acquisition Agreements, the parties valued the shares at $16.60 per share for a total purchase price of $2,233,928.40. Prior to this transaction, Magnolia Lane Financial owned 1,250,000 shares of our common stock and now owns 1,115,426 shares of our common stock. WS Advantage, LP owns 115,347 shares of our common stock and Phalanx Partners, LLC owns 19,227 shares of our common stock.

Subsequently, on January 16, 2014, we entered into an LLC Membership Interest Purchase and Sale Agreement with Magnolia Lane Financial, Inc (the “Agreement”). Pursuant to the Agreement, we acquired all rights, title and interest to all assets of Magnolia Lane Financial, including the assets acquired in the Acquisition Agreements, for a total purchase price of $3,000.

 Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	LLC Membership Interest Purchase and Sale Agreement between WS Advantage and Magnolia Lane Financial for Walker Partners, LLC
10.2	LLC Membership Interest Purchase and Sale Agreement between WS Advantage and Magnolia Lane Financial for Grove Realty Partners, LLC
10.3	LLC Membership Interest Purchase and Sale Agreement between Phalanx Wealth Management and Magnolia Lane Financial for Grove Realty Partners, LLC
10.4	LLC Membership Interest Purchase and Sale Agreement between Magnolia Lane Income Fund and Magnolia Lane Financial

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Magnolia Lane Income Fund

Date: January 26, 2014	By:	/s/ Brian Woodland
Brian Woodland
President and Chief Executive Officer

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